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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 2 to Form S-4 No. 333-113154) and related Prospectus of New Regions Financial Corporation for the registration of 507,671,237 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 2004, with respect to the consolidated financial statements of Regions Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Birmingham, Alabama
April 9, 2004